                                                                     EXHIBIT 99

                      CONSOLIDATED FREIGHTWAYS CORPORATION
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1996
                                 (Unaudited)



                                                         Pro Forma
                                        Historical       Adjustments       Pro Forma
                                        ----------       -----------       ---------
                                                   (Dollars in thousands)
ASSETS
Current assets
  Cash and cash equivalents             $ 32,825         $    (59)(a)       $ 32,766

  Receivables, net of allowances         313,536                --           313,536
  Operating supplies, at lower of
   average cost or market                 16,767           (4,701)(a)         12,066
  Prepaid expenses                        36,353           (1,316)(a)         35,037
  Deferred income taxes                   55,405                --            55,405
                                        ----------       -----------       ---------
    Total current assets                 454,886           (6,076)           448,810
                                        ----------       -----------       ---------

Net property, plant and equipment        485,651          (19,336)(a)        426,590
                                                          (39,725)(b)
Other assets                              14,345           (5,660)(a)          8,685
                                        ----------       -----------       ---------
TOTAL ASSETS                            $954,882         $(70,797)          $884,085
                                        ----------       -----------       ---------
                                        ----------       -----------       ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                       $ 83,229         $ (5,028)(a)       $ 78,201
 Accrued liabilities                     212,969           (6,712)(a)        206,257
 Accrued claims costs (d)                 87,646               --             87,646
                                        ----------       -----------       ---------
    Total current liabilities            383,844          (11,740)           372,104

Long-term liabilities
 Long-term debt                           15,100               --             15,100
 Accrued claims costs (d)                102,801               --            102,801
 Deferred income taxes                    35,276             (482)(a)
                                                           (1,490)(b)         33,304
 Employee benefits and other
  liabilities                            132,982               --            132,982
                                        ----------       -----------       ---------
    Total liabilities                    670,003          (13,712)           656,291
                                        ----------       -----------       ---------

Stockholders' Equity
 CFI investment and advances             284,879          (18,850)(a)            --
                                                          (38,235)(b)
                                                         (227,794)(c)
Common stock and paid-in capital                          227,794 (c)        227,794
                                        ----------       -----------       ---------
    Total stockholders' equity           284,879          (57,085)           227,794
                                        ----------       -----------       ---------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                   $954,882         $(70,797)          $884,085
                                        ----------       -----------       ---------
                                        ----------       -----------       ---------

The accompanying notes are an integral part of these statements.

                          CONSOLIDATED FREIGHTWAYS CORPORATION
                PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                          Nine Months Ended September 30, 1996
                                      (Unaudited)


                                                                              Pro Forma
                                                         Historical           Adjustments          Pro Forma
                                                         ----------           -----------          ---------
                                                            (Dollars in thousands, except per share amount)
REVENUES                                                  $1,592,146          $        -           $1,592,146

COSTS AND EXPENSES
  Operating Expenses(d)                                    1,414,969               1,382 (f)        1,416,351
  Selling and administrative expenses                        171,103 (e)               -              171,103
  Depreciation                                                66,599              (1,016)(f)           45,583
                                                          ----------          ----------           ----------
                                                           1,632,671                 366            1,633,037
                                                          ----------          ----------           ----------

OPERATING LOSS                                               (40,525)               (366)             (40,891)

OTHER INCOME (EXPENSE)
  Investment income                                              214                   -                  214
  Interest expense (i)                                          (626)                  -                 (626)
  Miscellaneous, net                                          (2,586)             (1,266)(g)              957
                                                                                   4,809 (h)
                                                          ----------          ----------           ----------
                                                              (2,998)              3,543                  545
                                                          ----------          ----------           ----------
Loss before income tax benefits                              (43,523)              3,177              (40,346)
Income tax benefits                                          (13,700)              1,224 (j)          (12,476)
                                                          ----------          ----------           ----------
NET LOSS                                                  $  (29,823)         $    1,953           $  (27,870)
                                                          ----------          ----------           ----------
                                                          ----------          ----------           ----------
  Loss per share (assuming 22,006,500
    shares outstanding as of September 30,
    1996)                                                                                          $    (1.27)
                                                                                                   ----------
                                                                                                   ----------

The accompanying notes are an integral part of these statements.

                            CONSOLIDATED FREIGHTWAYS CORPORATION
                   PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                               Year Ended December 31, 1995
                                       (Unaudited)

                                                   Pro Forma
                                  Historical      Adjustments      Pro Forma
                                  ----------      -----------      ----------
                                (Dollars in thousands, except per share amount)
REVENUES                          $2,106,529       $   --          $2,106,529

COSTS AND EXPENSES
  Operating expenses (d)           1,871,224           1,842 (f)    1,873,066
  Selling and administrative
   expenses                          214,535(e)        --             214,535
  Depreciation                        63,556          (1,354)(f)       62,202
                                  ----------       ----------       ---------
                                   2,149,315             488        2,149,803
                                  ----------       ----------       ---------

OPERATING LOSS                       (42,786)           (488)         (43,274)

OTHER INCOME (EXPENSE)
  Investment income                      756           --                 756
  Interest expense (i)                  (918)          --                (918)
  Miscellaneous, net                    (850)          (1,688)(g)        (809)
                                                        1,729 (h)
                                  ----------       ----------       ---------
                                      (1,012)              41            (971)
                                  ----------       ----------       ---------
Loss before income tax benefits      (43,798)            (447)        (44,245)
Income tax benefits                  (13,889)            (174)(j)     (14,063)
                                  ----------       ----------       ---------
NET LOSS                           $ (29,909)      $     (273)       $(30,182)
                                  ----------       ----------       ---------

  Loss per share (assuming
   22,006,500 shares outstanding
   as of September 30, 1996)                                         $  (1.37)
                                                                     --------
                                                                     --------

The accompanying notes are an integral part of these statements.

                       CONSOLIDATED FREIGHTWAYS CORPORATION

                     NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                               FINANCIAL STATEMENTS

(a) Represents the transfer of certain assets (including real properties) and liabilities from LJSC to a subsidiary of CFI in connection with the transfer of various administrative service departments from LJSC to a subsidiary of CFI.
(b) Represents the transfer of certain real properties from CFCD to a subsidiary of CFI, some of which may be leased back to CFCD under short-term operating leases.
(c) Represents the distribution of CFI's remaining investment in CFCD and LJSC to shareholders of CFI pursuant to the Distribution.
(d) CFCD provides for uninsured workers' compensation claims in its financial statements. Estimated costs of uninsured workers' compensation claims are included in operating expenses on CFCD's financial statements. The amounts provided are estimated based on historical claims and unfiled claims through the date of the financial statements in accordance with generally accepted accounting principles. The management of the Company to be in place after the Distribution is currently evaluating the estimated accrued claims cost for workers' compensation and expects to increase the accrual after the Distribution to an estimate of the claims on a fully developed basis. If management had so decided to act as of January 1, 1995, an increase of approximately $20 million would have been included in operating expenses for the year ended December 31, 1995. If, however, management had so decided to act as of January 1, 1996, an increase of an amount between $15 million and $20 million would have been included in operating expenses for the nine months ended September 30, 1996, resulting in a corresponding increase of an amount between $15 million and $20 million in the accrual at September 30, 1996.
(e) The historical financial statements include an allocation of corporate overhead costs incurred by CFI using both incremental and proportional methods on a revenue and capital basis. These charges are included in Selling and Administrative Expenses. Although management believes the allocation methods used provided CFCD with a reasonable share of such expenses, there can be no assurance that these costs will not increase after the Distribution.
(f) To adjust for the effects on depreciation expense, and sub-lease rental income from third parties, resulting from the pro forma transfers of certain real properties.
(g) To adjust for the pro forma allocation of letter of credit and surety bond fees from CFI relating to uninsured costs of primarily workers' compensation claims and other lesser uninsured claims that CFCD participates in with CFI. Also includes estimated unused commitment fee and letter of credit fees on CFCD's anticipated revolving credit facility. The Company anticipates that its letter of credit and surety bond requirements, for programs similar to the CFI programs CFCD participated in, will substantially increase. As a result, the Company anticipates a substantial increase in related letter of credit and surety bond expenses.
(h) To eliminate the intercompany interest expense, net, charged on balances payable to CFI.
(i) The historical financial statements do not include any allocation of interest expense for CFI's consolidated borrowings (except to the extent of interest expense on borrowings incurred directly by CFCD). Except for borrowings incurred directly by CFCD, no portion of CFI's consolidated borrowings were allocated to the Company in accordance with CFI's centralized cash management policy, as all cash requirements not satisfied by operating cash flows are met by CFI and recorded net in CFI Investment and Advances on the balance sheet.
(j) To adjust for the effects of the pro forma adjustments on income tax expense using an estimated marginal income tax rate of 39%.